As filed with the Securities and Exchange Commission on September 18, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

FMC Technologies, Inc.

(Exact name of registrant as specified in its charter)

Delaware	36-4412642
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5875 North Sam Houston Parkway West

Houston, Texas 77086

(281) 591-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Jeffrey W. Carr

Senior Vice President, General Counsel and Secretary

5875 North Sam Houston Parkway West

Houston, Texas 77086

(281) 591-4000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

with a copy to:

T. Mark Kelly

W. Matthew Strock

Vinson & Elkins L.L.P.

1001 Fannin, Suite 2500

Houston, Texas 77002

(713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per unit(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee(3)
Debt securities

(1)	An indeterminate aggregate initial offering price or principal amount of the securities is being registered as may from time to time be offered hereunder at indeterminate prices.
(2)	Pursuant to General Instruction II.E., this information is not required to be included. The proposed maximum offering price per security will be determined from time to time by the registrant in connection with the issuance of the securities registered by this Registration Statement. If any debt securities are issued at an original issue discount, then the amount registered will include the principal of such securities measured by the initial offering price thereof.
(3)	In accordance with Rules 456(b) and 457(r) under the Securities Act of 1933, the registrant is deferring payment of all of the registration fee and will pay the registration fee subsequently in advance or on a pay-as-you-go basis.

PROSPECTUS

FMC Technologies, Inc.

Debt Securities

We may, from time to time, offer and sell in one or more offerings debt securities. We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

We will offer these securities in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offerings. This prospectus describes only the general terms of these securities and the general manner in which we will offer these securities. The specific terms of any securities we offer will be included in one or more supplements to this prospectus. The supplements will also describe the specific manner in which we will offer the securities and may add, update or change information contained in this prospectus. This prospectus may not be used to consummate sales of our securities unless it is accompanied by a prospectus supplement. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities.

Our common stock is listed on the New York Stock Exchange under the symbol “FTI.”

Investing in our securities involves risk. You should carefully consider the risk factors we describe in any accompanying prospectus supplement and in the reports we file with the Securities and Exchange Commission that are incorporated by reference into this prospectus before you make any investment in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is September 18, 2012.

In making your investment decision, you should rely only on the information contained or incorporated by reference in this prospectus, any accompanying prospectus supplement or any free writing prospectus prepared by us or on our behalf. We have not authorized anyone to provide you with additional or different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted. You should not assume that the information contained in this prospectus, any prospectus supplement or any such free writing prospectus is accurate as of any date other than the date on the front of the document or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Except as otherwise specified, “FMC Technologies,” the “Company,” “we,” “our,” “ours” and “us” refer to FMC Technologies, Inc. and its consolidated subsidiaries.

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THE COMPANY

FMC Technologies is a global provider of technology solutions for the energy industry. We design, manufacture and service technologically sophisticated systems and products, including subsea production and processing systems, surface wellhead production systems, high pressure fluid control equipment, measurement solutions and marine loading systems for the energy industry. FMC Technologies was incorporated in November 2000 under Delaware law and was a wholly-owned subsidiary of FMC Corporation until our initial public offering in June 2001, when 17% of our common stock was sold to the public. On December 31, 2001, FMC Corporation distributed its remaining 83% ownership of our stock to its stockholders in the form of a dividend.

Our common stock is traded on the New York Stock Exchange under the symbol “FTI.” Our principal executive offices are located at 5875 North Sam Houston Parkway West, Houston, Texas 77086. Our telephone number at that location is (281) 591-4000.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities that we may offer hereunder. Each time we use this prospectus to offer securities, we will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities offered by us in that offering. The prospectus supplement also may add to, update or change information contained in this prospectus. You should carefully read this prospectus, any prospectus supplement and the additional information described under the headings “Where You Can Find More Information” and “Incorporation by Reference.”

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document that we file at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains an Internet site at www.sec.gov, from which you can access the information that we have filed electronically with the SEC. General information about us, including our SEC filings, is available free of charge through our website, www.fmctechnologies.com. Information on our website is not incorporated by reference into this prospectus or our other securities filings and is not a part of this prospectus. Our reports and other information filed with the SEC can also be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC that registers the offer and sale of the securities covered by this prospectus. As permitted by the rules and regulations of the SEC, this prospectus does not contain all of the information we have included in the registration statement or the accompanying exhibits. You may refer to the registration statement and the accompanying exhibits for more information about us and the securities covered by this prospectus. The registration statement and the accompanying exhibits are available at the SEC’s Public Reference Room or through its Internet site or through our website.

INCORPORATION BY REFERENCE

The SEC allows us to “incorporate by reference” the information we file with them, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is an important part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Except to the extent that information therein is furnished and not filed pursuant to any Current Report on Form 8-K, we incorporate by reference the documents listed below and any filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) on or after the date of this prospectus until we sell all of the securities covered by this registration statement:

•	Annual Report on Form 10-K for the fiscal year ended December 31, 2011;

•	Quarterly Reports on Form 10-Q for the fiscal quarters ended March 31, 2012 and June 30, 2012; and

•	Current Reports on Form 8-K filed on January 6, 2012, February 10, 2012, February 28, 2012, March 27, 2012, May 4, 2012, July 30, 2012 and August 20, 2012.

You may request a copy of any of these filings, other than an exhibit to a filing unless we have specifically incorporated that exhibit by reference into the filing, at no cost, by writing or telephoning us at the following address:

FMC Technologies, Inc.

5875 North Sam Houston Parkway West

Houston, Texas 77086

Attention: Corporate Secretary

(281) 591-4000

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, including the documents incorporated by reference herein, contains “forward-looking statements” intended to qualify for the safe harbors from liability established by the Private Securities Litigation Reform Act of 1995. All such statements other than statements of historical fact contained in this document are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act. Forward-looking statements usually relate to future events and anticipated revenues, earnings, cash flows or other aspects of our operations or operating results. Forward-looking statements are often identified by the words “believe,” “expect,” “anticipate,” “plan,” “intend,” “foresee,” “should,” “would,” “could,” “may,” “estimate,” “outlook” and similar expressions, including the negative thereof. The absence of these words, however, does not mean that the statements are not forward-looking. These forward-looking statements are based on our current expectations, beliefs and assumptions concerning future developments and business conditions and their potential effect on us. While management believes that these forward-looking statements are reasonable as and when made, there can be no assurance that future developments affecting us will be those that we anticipate, or will occur or what impact they will have on our operations or financial condition.

All of our forward-looking statements involve significant risks and uncertainties (some of which are beyond our control), and assumptions and actual results could differ materially from our historical experience and our present expectations or projections. Known material factors that could cause actual results to differ materially from those contemplated in the forward-looking statements include the following:

•	Demand for our systems and services, which is affected by changes in the price of, and demand for, crude oil and natural gas in domestic and international markets;

•	Potential liabilities arising out of the installation or use of our systems;

•	Continuing consolidation within our customers’ industries;

•	U.S. and international laws and regulations that may increase our costs, limit the demand for our products and services or restrict our operations;

•	Disruptions in the political, regulatory, economic and social conditions of the foreign countries in which we conduct business;

•	Fluctuations in currency markets worldwide;

•	Cost overruns that may affect profit realized on our fixed price contracts;

•	The cumulative loss of major contracts or alliances;

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Our dependence on the continuing services of key managers and employees and our ability to attract, retain and motivate additional highly-skilled employees for the operation and expansion of our business;

•	Rising costs and availability of raw materials;

•	A failure of our information technology infrastructure or any significant breach of security;

•	Our ability to develop and implement new technologies and services, as well as our ability to protect and maintain critical intellectual property assets;

•	The outcome of uninsured claims and litigation against us;

•	Satisfaction of the conditions to closing the acquisition of Pure Energy Services Ltd. (“Pure”) and the possibility that the acquisition will not close;

•	Our ability to successfully integrate Pure’s operations and to realize synergies from the acquisition;

•	Disruptions in the timely delivery of our backlog and its effect on our future sales, profitability and our relationships with our customers; and

•	Disruptions in the financial and credit markets and its impact on our customers’ activity levels, spending for our products and services and ability to pay amounts owed us.

Other factors described herein or incorporated by reference, as well as factors that are unknown or unpredictable, could also have a material adverse effect on future results. Such factors are described in “Risk Factors” on page 5 of this prospectus and in Item 1A. “Risk Factors” in our most recent Annual Report on Form 10-K and Item 1A. of Part II “Risk Factors” in our subsequent Quarterly Reports on Form 10-Q, which are incorporated in this prospectus by reference. We urge you to carefully review and consider the disclosures made in this prospectus, any accompanying prospectus supplement and our reports filed with the SEC and incorporated by reference herein that attempt to advise interested parties of the risks and factors that may affect our business. Except as required by applicable securities laws, we do not intend to update these forward-looking statements and information.

RISK FACTORS

Investing in our securities involves risks. Before you invest in our securities, you should carefully consider the specific risks described in our most recent Annual Report on Form 10-K, subsequent Quarterly Reports on Form 10-Q and the applicable prospectus supplement, together with all of the other information included in this prospectus, the applicable prospectus supplement and the documents we incorporate by reference. If any of these risks were to occur, our business, financial condition or results of operations could be adversely affected. In that case, the trading price of our securities could decline and you could lose all or part of your investment.

RATIOS OF EARNINGS TO FIXED CHARGES

The ratio of earnings to fixed charges for each of the periods set forth below has been computed on a consolidated basis and should be read in conjunction with our consolidated financial statements, including the accompanying notes thereto, incorporated by reference in this prospectus.

	Six Months Ended June 30, 2012	Year Ended December 31,
		2011	2010	2009	2008	2007
Ratio of earnings to fixed charges(1)	24.2x	40.6x	35.9x	33.1x	55.2x	17.0x

(1)	For purposes of calculating the ratios of earnings to fixed charges, “earnings” represent income (including only distributed income of less than 50% owned entities) before income taxes and fixed charges, and “fixed charges” represent the sum of interest charges and the portion of rental expenses representative of an interest factor.

USE OF PROCEEDS

Unless we inform you otherwise in the applicable prospectus supplement, we will use the net proceeds from the sale of securities offered by this prospectus and any accompanying prospectus supplement for general corporate purposes. These purposes may include acquisitions, repurchases of our capital stock and debt securities, additional working capital needs, capital expenditures, and repayment or refinancing of all or a portion of our indebtedness outstanding at the time. We may initially invest those funds in marketable securities or use them to repay short-term indebtedness until they are used for their stated purpose.

DESCRIPTION OF DEBT SECURITIES

The following is a general description of the debt securities that may be issued from time to time by us under this prospectus. The particular terms relating to each debt security will be set forth in a prospectus supplement.

The following description is only a summary of the material provisions of the indenture for the debt securities and is qualified by reference to the indenture, a form of which is filed as an exhibit to the registration statement of which this prospectus is a part. We urge you to read the indenture because it, and not this description, defines your rights as a holder of the debt securities.

The definitions of capitalized terms used in this section without definition are set forth below under “—Definitions.” In the description of the debt securities that follows, “FMC Technologies,” “we,” “us” and “our” refer only to FMC Technologies, Inc. and not to any of its subsidiaries or affiliates.

General

We may issue from time to time one or more series of debt securities under an indenture between us and U.S. Bank National Association, as trustee. The term “trustee” as used in this prospectus refers to the trustee under such indenture. The indenture does not limit the amount of debt securities that we may issue.

The debt securities will be our direct, unsecured and unsubordinated obligations.

The indenture provides for the issuance of debt securities in one or more series. A prospectus supplement relating to a series of debt securities will include specific terms relating to that offering. These terms will include some or all of the following:

•	the title of the debt securities;

•	any limit on the total principal amount of the debt securities;

•	the price or prices at which we will sell the debt securities;

•	the maturity date or dates of the debt securities;

•	the rate or rates, which may be fixed or variable, at which the debt securities will bear interest and the date from which such interest will accrue;

•	the dates on which interest will be payable and the related record dates;

•	whether any index, formula or other method will be used to determine payments of principal or interest and the manner of determining the amount of such payments;

•	the place or places of payments on the debt securities;

•	whether the debt securities are redeemable;

•	any redemption dates, prices, obligations and restrictions on the debt securities;

•	any mandatory or optional sinking fund or purchase fund or analogous provisions;

•	the denominations in which the debt securities will be issued, if other than $1,000 or integral multiples of $1,000;

•	the currency in which principal and interest will be paid, if other than U.S. dollars;

•	any provisions granting special rights upon the occurrence of specified events;

•	any deletions from, changes in or additions to the events of default or the covenants specified in the indenture;

•	any trustees, authenticating or paying agents, transfer agents, registrars or other agents for the debt securities if other than the trustee;

•	whether we will issue the debt securities as original issue discount securities for federal income tax purposes;

•	any special tax implications of the debt securities;

•	the terms of payment upon acceleration; and

•	any other material terms of the debt securities.

We may sell debt securities at a discount below their stated principal amount, bearing no interest or interest at a rate that, at the time of issuance, is different from market rates. When we refer to the principal and interest on debt securities, we also mean the payment of any additional amounts that we are required to pay under the indenture or the debt securities, including amounts for certain taxes, assessments or other governmental charges imposed on holders of debt securities.

Denomination, Form, Payment and Transfer

In general, we will denominate and make payments on debt securities in U.S. dollars. If we issue debt securities denominated, or with payments, in a foreign or composite currency, a prospectus supplement will specify the currency.

We may from time to time issue debt securities in physical or certificated form. This means that holders will be entitled to receive certificates representing the debt securities registered in their names. You can transfer or exchange debt securities in certificated form upon reimbursement of any taxes or government charges. This transfer or exchange can be made at the trustee’s corporate trust office or at any other office maintained by us for such purposes. We may charge a reasonable fee in connection with certain transfers and exchanges. If the debt securities are in certificated form, we can pay interest by check mailed to the person in whose name the debt securities are registered on the days specified in the indenture.

As a general rule, however, we will issue debt securities in the form of one or more global certificates that will be deposited with or on behalf of The Depository Trust Company, New York, New York (“DTC”). DTC will act as depositary for the global certificates. Beneficial interests in global certificates will be shown on, and transfer of beneficial interests will be effected only through, records maintained by DTC and its participants. Therefore, if you wish to own debt securities that are represented by one or more global certificates, you can do so only indirectly or “beneficially” through an account with a broker, bank or other financial institution that has an account with DTC (that is, a DTC participant) or through an account directly with DTC if you are a DTC participant.

During the period of time the debt securities are represented by one or more global certificates:

•	You will not be able to have the debt securities registered in your name.

•	You will not be able to receive a physical certificate for the debt securities.

•	DTC will credit interest and principal payments from us to the accounts of your broker, bank or other financial institution according to their beneficial ownership as reflected in DTC’s records.

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Our obligations, as well as the obligations of the trustee and any of our agents, under the debt securities will run only to DTC as the registered owner of the debt securities. For example, once we make payment to DTC, we will have no further responsibility for the payment even if DTC or your broker, bank or other financial institution fails to pass it on so that you receive it.

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Your rights under the debt securities relating to payments, transfer, exchanges and other matters will be governed by applicable law and by the contractual arrangements between you and your broker, bank or other financial institution, and the contractual arrangements you have or your broker, bank or financial institution has with DTC. Neither we nor the trustee will have any responsibility for the actions of DTC or your broker, bank or financial institution.

•	You may not be able to sell your interests in the debt securities to some insurance companies and others who are required by law to own their debt securities in the form of physical certificates.

Neither we, the trustee, the paying agent, nor any underwriter of our debt securities has any responsibility or liability for the records relating to beneficial ownership interests in the global certificates or for the payments of principal and interest for the accounts of beneficial holders of interests in the global certificates. A global certificate generally can be transferred only as a whole, unless it is being transferred to certain nominees of DTC or it is exchanged in whole or in part for debt securities in physical form in accordance with the indenture. A series of debt securities represented by global certificates will be exchangeable for debt securities in certificated form with the same terms in authorized denominations if:

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DTC notifies us that it is unwilling or unable to continue as depositary or if DTC ceases to be a clearing agency registered under applicable law and in either case we do not appoint a successor depositary within 90 days;

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an event of default has occurred with respect to such series and is continuing and the security registrar for such series has received a request from DTC or the trustee to issue securities of such series in lieu of all or a portion of the global securities (in which case we will deliver securities of such series within 30 days of such request); or

•	we decide not to require all of the debt securities of a series to be represented by global certificates and notify the trustee of that decision.

Certain Covenants

Under the indenture, there are no covenants restricting our ability to pay dividends, incur additional debt or issue additional securities or that require us to maintain any financial ratios or reserves. However, the indenture does contain other covenants for your protection, including those described below. The covenants summarized below will apply to each series of the debt securities (unless waived or amended) as long as the series is outstanding.

Limitation on Liens. The indenture provides that we will not, and will not permit any of our Subsidiaries to, incur, create, assume or suffer to exist any Lien on any Principal Property or on any securities or indebtedness of any Subsidiary that owns or leases any Principal Property (whether such Principal Property, securities or indebtedness are now existing or owned or subsequently created or acquired) to secure any Indebtedness, without effectively providing that all of the outstanding debt securities will be secured equally and ratably with or prior to such secured Indebtedness until such time as such Indebtedness is no longer secured by a Lien.

The foregoing restriction does not require us to secure the debt securities if the Indebtedness secured by these Liens is exempted as described under “—Exempted Indebtedness” below and does not prohibit us from creating any of the following:

•	Liens existing on, or provided for under the terms of agreements existing on, the date that any debt securities are issued under the indenture;

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certain Liens on property, shares of stock, indebtedness or other assets at the time of acquisition thereof and certain Liens on property, shares of stock, indebtedness or other assets of a Person existing at the time it becomes our Subsidiary that are not incurred in anticipation of such Person becoming a Subsidiary;

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certain Liens that are created within one year after acquisition, completion and/or commencement of commercial operation on, any property acquired, constructed, altered or improved by us or any of our Subsidiaries;

•	Liens in favor of us or our Subsidiaries;

•	Liens on any current assets that secure current liabilities;

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Liens in favor of the United States or any state, territory or possession thereof (or the District of Columbia), any foreign country or any department, agency, instrumentality or political subdivision of any such jurisdiction to secure partial, progress, advance or other payments pursuant to any contract or statute;

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Liens to secure any Indebtedness incurred for the purpose of financing all or any part of the purchase price or the cost of constructing, developing, repairing or improving the property subject to such Liens, including without limitation, Liens to secure Indebtedness of the pollution control or industrial revenue bond type;

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Liens to secure Indebtedness issued or guaranteed by the United States or any state, territory or possession thereof (or the District of Columbia), any foreign country or any department, agency, instrumentality or political subdivision of any such jurisdiction;

•	Permitted Liens; and

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Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements), in whole or in part, of any Lien referred to in the bullet points above; provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such refinancing, refunding, extension, renewal or replacement (plus the aggregate amount of premiums, other payments, costs and expenses related to such refinancing, refunding, extension, renewal or replacement), and that such refinancing, refunding, extension, renewal or replacement shall be limited to all or a part of the property which secured the Lien so refinanced, refunded, extended, renewed or replaced (plus improvements on such property).

Limitation on Sale-Leaseback Transactions. The indenture provides that neither we nor any Subsidiary will enter into any Sale-Leaseback Transaction with respect to any Principal Property unless either:

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we or our Subsidiary, as the case may be, would be permitted, pursuant to the provisions of the indenture, to incur Indebtedness secured by a Lien on the Principal Property involved in such transaction at least equal in principal amount to the Attributable Indebtedness with respect to that Sale-Leaseback Transaction without equally and ratably securing the debt securities pursuant to the covenant described above in “—Limitation on Liens;” or

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within 12 months after the effective date of such transaction, we or our Subsidiary, as the case may be, applies an amount equal to not less than the Attributable Indebtedness with respect to such Sale-Leaseback Transaction either to:

(1)	the voluntary defeasance or the prepayment, repayment, redemption or retirement of our Indebtedness that ranks pari passu with the debt securities in right of payment of principal, premium and interest;

(2)	the acquisition, construction, development or improvement of any Principal Property used or useful in our businesses (including the businesses of our Subsidiaries); or

(3)	any combination of applications referred to in (1) or (2) above.

Exempted Indebtedness. Notwithstanding the foregoing limitations on Liens and Sale-Leaseback Transactions, we and our Subsidiaries may incur, issue, assume or guarantee Indebtedness secured by a Lien not otherwise permitted by the indenture without securing the debt securities, or may enter into Sale-Leaseback Transactions without complying with the preceding paragraph, or enter into a combination of such transactions, if the amount thereof, plus the sum of the aggregate principal amount of all other such secured Indebtedness then outstanding and the Attributable Indebtedness of all Sale-Leaseback Transactions then in existence (to the extent not included in Indebtedness secured by Liens not otherwise permitted by the indenture and excluding any Sale-Leaseback Transaction the proceeds of which have been applied as described in the second bullet point under “—Limitation on Sale-Leaseback Transactions”), does not at any time exceed 15% of our Consolidated Net Tangible Assets.

Merger, Consolidation and Sale of Assets. The indenture provides that we may not convert, consolidate, amalgamate, merge or enter into a scheme of arrangement with or into any other Person or sell, convey, transfer or lease all or substantially all of our properties and assets to another Person, unless:

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either (a) FMC Technologies is the surviving corporation or (b) the Person formed by or surviving any such conversion, consolidation, amalgamation, merger or scheme of arrangement (if other than FMC Technologies) or the Person to which such sale, conveyance, transfer or lease is made (i) assumes all the obligations of FMC Technologies under the debt securities and the indenture pursuant to a supplemental indenture reasonably satisfactory to the trustee and (ii) is organized under the laws of a country that is a member of the Organisation for Economic Co-operation and Development, including the United States or any state thereof or the District of Columbia; provided that, unless such person or entity is a corporation, a corporate co-issuer of the securities will be added to the indenture by agreements reasonably satisfactory to the trustee;

•	we or the successor will not immediately be in default under the indenture; and

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we deliver an officers’ certificate and opinion of counsel to the trustee stating that such conversion, consolidation, amalgamation, merger, scheme of arrangement or sale, conveyance, transfer or lease, and any related supplemental indenture, comply with the indenture and that all conditions precedent set forth in the indenture have been complied with.

Upon the assumption of all our obligations by a successor, we will be relieved of all obligations under the indenture, except in the case of a lease. Also, if our successor is a non-U.S. entity, neither we nor any successor would have any obligation to compensate you for any resulting adverse tax consequences relating to your debt securities, including the imposition of U.S. withholding taxes in relation to future interest payments. Our succession by a non-U.S. entity could also impede the effective exercise of remedies available to the trustee or holders of debt securities following an event of default with respect to such securities.

Reports. The indenture provides that so long as any debt securities are outstanding, if we are subject to the periodic reporting requirements of the Exchange Act, we will file with the SEC and furnish to the trustee (unless such reports are available on the SEC’s Electronic Data Gathering, Analysis and Retrieval (EDGAR) system or any successor thereto), within the time periods specified in the SEC’s rules and regulations:

(1)	all quarterly and annual reports on Forms 10-Q and 10-K required to be filed by companies that are subject to the periodic reporting requirements of the Exchange Act; and

(2)	all current reports on Form 8-K required to be filed by companies that are subject to the periodic reporting requirements of the Exchange Act.

Each annual report on Form 10-K will include a report on our consolidated financial statements by our certified independent accountants. In addition, we will post a copy of each of the reports referred to in clauses (1) and (2) above on our website for public availability as soon as reasonably practicable after such reports are filed with the SEC.

If, at any time, we are no longer subject to the periodic reporting requirements of the Exchange Act for any reason, the indenture requires that we will nevertheless continue to prepare the financial statements and a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” substantially similar to that which would have been required to be included in each of the reports specified in clause (1) of the preceding paragraph of this covenant had we been subject to such Exchange Act reporting requirements (with all such financial statements prepared in accordance with Regulation S-X promulgated by the SEC and all such annual financial statements including a report thereon from our certified independent accountants) and post copies thereof to our website for public availability within the time periods that would have been applicable to filing such reports with the SEC in the rules and regulations applicable to such reports if we had been required to file those reports with the SEC; provided, however, that if we are no longer subject to the periodic reporting requirements of the Exchange Act, we will not be required to comply with Section 302 or Section 404 of the Sarbanes-Oxley Act of 2002, or related Items 307 and 308 of Regulation S-K promulgated by the SEC, or Item 10(e) of Regulation S-K (with respect to any non-GAAP financial measures contained therein).

Additional Covenants.

Under the indenture, we also agree to:

•	pay the principal of, interest and any premium on, the debt securities when due;

•	maintain a place of payment for each series of debt securities;

•	deliver a certificate to the trustee after the end of each fiscal year reviewing our compliance with our obligations under the indenture;

•	except as provided in the covenant described above under “—Merger, Consolidation and Sale of Assets,” preserve our corporate existence; and

•	deposit sufficient funds with any paying agent on or before the due date for any principal, interest or premium.

Definitions

“Attributable Indebtedness” is defined in the indenture to mean with respect to a Sale-Leaseback Transaction, at the time of determination, the lesser of:

•

the present value of the total net amount of rent required to be paid under the lease involved in such Sale-Leaseback Transaction during the remaining term thereof (including any renewal term exercisable at the lessee’s option or period for which such lease has been extended), discounted at the rate of interest set forth or implicit in the terms of such lease or, if not practicable to determine such rate, the weighted average interest rate per annum borne by the debt securities outstanding compounded semiannually; and

•

if the obligation with respect to the Sale-Leaseback Transaction constitutes an obligation that is required to be accounted for as a capital lease obligation in accordance with generally accepted accounting principles, the amount equal to the capitalized amount of such obligation determined in accordance with generally accepted accounting principles and included in the financial statements of the lessee.

For purposes of the foregoing definition, rent will not include amounts required to be paid by the lessee, whether or not designated as rent or additional rent, on account of or contingent upon maintenance and repairs, insurance, taxes, assessments, utilities, water rates, operating charges, labor costs and similar charges. In the case of any lease that is terminable by the lessee upon the payment of a penalty, the total net amount of rent shall be the lesser of the net amount determined assuming termination upon the first date such lease may be terminated (in which case the net amount shall also include the amount of the penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated) or the total net amount of rent determined assuming no such termination.

“Consolidated Net Tangible Assets” is defined in the indenture to mean the aggregate amount of assets included in the most recent consolidated balance sheet of FMC Technologies and its Subsidiaries less (i) current liabilities of FMC Technologies and its Subsidiaries and (ii) the net book amount of all intangible assets of FMC Technologies and its Subsidiaries.

“Indebtedness” is defined in the indenture to mean (i) long-term liabilities representing borrowed money or purchase money obligations as shown on the liability side of a balance sheet, other than liabilities evidenced by obligations under leases, (ii) indebtedness secured by any Lien existing on property owned subject to that Lien, whether or not the same indebtedness has been assumed and (iii) contingent obligations in respect of, or to purchase or otherwise acquire, any indebtedness of others described in the foregoing clause (i) or (ii) above, including guarantees and endorsements, other than for purposes of collection in the ordinary course of business of any indebtedness.

“Lien” is defined in the indenture to mean any mortgage, pledge, security interest, encumbrance, lien, charge or adverse claim affecting title or resulting in an encumbrance against real or personal property or a security interest of any kind (including, without limitation, any conditional sale or other title retention agreement or lease in the nature thereof or any filing or agreement to file a financing statement as debtor under the Uniform Commercial Code or any similar statute other than to reflect ownership by a third party of property leased to us or any of our Subsidiaries under a lease that is not in the nature of a conditional sale or title retention agreement).

“Permitted Liens” are defined in the indenture to include:

•

any statutory or governmental Lien or a Lien arising by operation of law, or any mechanics’, repairmen’s, materialmen’s, supplier’s, carrier’s, landlord’s, warehousemen’s or similar Lien incurred in the ordinary course of business which is not yet due or is being contested in good faith by appropriate proceedings and any undetermined Lien that is incidental to construction, development, improvement or repair;

•

the right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, license or permit or by any provision of law to purchase or to recapture, or to designate a purchaser of, any property;

•

Liens for taxes and assessments that are for the current year and are not at the time delinquent or are delinquent but the validity of which are being contested at the time by us or any of our Subsidiaries in good faith;

•	Liens on, or to secure the performance of, leases;

•	Liens upon, or deposits of, any assets in favor of any surety company or clerk of court for the purpose of obtaining indemnity or stay of judicial proceedings;

•	Liens upon property or assets acquired or sold by us or any of our Subsidiaries resulting from the exercise of any rights arising out of defaults on receivables;

•

Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations;

•

Liens upon or deposits of any assets to secure performance and Liens in favor of issuers of surety or performance bonds, letters of credit, bankers’ acceptances or guarantees pursuant to the request of and for the account of us or any of our Subsidiaries; and

•

Liens arising or imposed by reason of any attachment, judgment, decree or order of any regulatory, governmental or court authority or proceeding, so long as any proceeding initiated to review same shall not have been terminated or the period within which such proceeding may be initiated shall not have expired, or such attachment, judgment, decree or order shall otherwise be effectively stayed.

“Person” is defined in the indenture to mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof, or any other entity of any kind.

“Principal Property” is defined in the indenture to mean any real property, manufacturing plant, warehouse, office building or other physical facility, or any other like depreciable assets owned or leased by us or any Subsidiary, except for any such property that, in the opinion of our board of directors as set forth in a board resolution adopted in good faith, is not material to the total business conducted by us and our Subsidiaries taken as a whole; provided, that any such individual property shall be deemed to not be a Principal Property (without the need for any board resolution) if such property does not have a fair value in excess of 0.25% of the total assets included in the most recent consolidated balance sheet of us and our Subsidiaries prepared in accordance with generally accepted accounting principles consistently applied, provided further that the aggregate fair value of properties excluded pursuant to the preceding proviso shall not exceed $100,000,000.

“Sale-Leaseback Transaction” is defined in the indenture to mean any arrangement with any Person providing for the leasing by us or any of our Subsidiaries of any Principal Property, which Principal Property has been or is to be sold or transferred by us or such Subsidiary to such Person, other than:

•	any such transaction involving a lease for a term (including renewals or extensions exercisable by us or any of our Subsidiaries) of not more than three years;

•	any such transaction between us and any of our Subsidiaries or between any of our Subsidiaries; or

•

any such transaction entered into at the time of, or within 12 months after the latest of, the acquisition, the completion of construction or improvement, or the commencement of commercial operation of the Principal Property.

“Subsidiary” of a Person is defined in the indenture to mean (i) a corporation, a majority of whose Voting Stock is at the time, directly or indirectly, owned by that Person, by one or more subsidiaries of that Person or by that Person and one or more subsidiaries of that Person, (ii) a partnership in which that Person or a subsidiary of that Person is, at the date of determination, a general or limited partner of that partnership, but only if that Person or its subsidiary is entitled to receive more than 50% of the assets of that partnership upon its dissolution or more than 50% of the net income of that partnership, or (iii) any other Person, other than a corporation or partnership, in which that Person, directly or indirectly, at the date of determination, has (a) at least a majority equity ownership interest or (b) the power to elect or direct the election of a majority of the directors (or persons performing similar functions) of such Person and control the policies of that Person.

“Voting Stock” is defined in the indenture to mean, with respect to any Person, capital stock of any class or kind the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

Redemption and Sinking Fund

If a series of debt securities may be redeemed or is subject to a sinking fund, the prospectus supplement will describe those terms.

Defeasance and Discharge

We at any time may terminate all our obligations under the indenture as they relate to a series of debt securities (“legal defeasance”), except for certain obligations, including those respecting the defeasance trust and obligations to register the transfer of or exchange the debt securities of that series, to replace mutilated, destroyed, lost or stolen debt securities of that series and to maintain a securities registrar and paying agent in respect of such debt securities.

We at any time may terminate our obligations under certain covenants, including those described above under “—Certain Covenants—Limitations on Liens” and “—Limitation on Sale-Leaseback Transactions,” with respect to a series of debt securities (“covenant defeasance”).

We may exercise our legal defeasance option notwithstanding our prior exercise of our covenant defeasance option. If we exercise our legal defeasance option, payment of the defeased series of debt securities may not be accelerated because of an Event of Default with respect thereto. If we exercise our covenant defeasance option, payment of the affected series of debt securities may not be accelerated because of an Event of Default specified in clause (4) or (7) under “—Events of Default” below.

In order to exercise either defeasance option, we must irrevocably deposit in trust (the “defeasance trust”) with the trustee money, U.S. Government Obligations (as defined in the indenture) or a combination thereof for the payment of principal, premium, if any, and interest on the relevant series of debt securities to the date of redemption or stated maturity, as the case may be, and we must comply with certain other conditions, including delivery to the trustee of an opinion of counsel (subject to customary exceptions and exclusions) to the effect that holders of that series of debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred. In the case of legal defeasance only, such opinion of counsel must be based on a ruling of the Internal Revenue Service or a change in applicable federal income tax law.

In the event of any legal defeasance, holders of the debt securities of the relevant series would be entitled to look only to the defeasance trust fund for payment of principal of and any premium and interest on their debt securities until maturity.

Although the amount of money and U.S. Government Obligations on deposit with the trustee would be intended to be sufficient to pay amounts due on the debt securities of a defeased series at the time of their maturity, if we exercise our covenant defeasance option for the debt securities of any series and the debt securities are declared due and payable because of the occurrence of an event of default, such amount may not be sufficient to pay amounts due on the debt securities of that series at the time of the acceleration resulting from such event of default. We would remain liable for such payments, however.

In addition, we may satisfy and discharge all our obligations under the indenture with respect to debt securities of any series, other than our obligation to register the transfer of and exchange debt securities of that series, provided that we either:

•	deliver all outstanding debt securities of that series to the trustee for cancellation; or

•

all such debt securities not so delivered for cancellation have either become due and payable or by their terms will become due and payable within one year or are called for redemption within one year, and in the case of this bullet point we have deposited with the trustee in trust an amount of cash sufficient to pay the entire indebtedness of such debt securities, including interest to their stated maturity or applicable redemption date.

Changes to the Indenture; Waivers

Holders who own a majority in principal amount of the debt securities of a series may agree with us to change the provisions of the indenture or supplemental indenture relating to that series. However, no change may affect the payment terms or the percentage required to change other terms without the consent of all holders of debt securities of the affected series.

We may enter into supplemental indentures for other purposes specified in the indenture, including to make changes that would not materially adversely affect your interests or to create a new series of debt securities, without the consent of any holder of debt securities.

The holders of a majority in principal amount of the debt securities of any series may on behalf of the holders of all the debt securities of such series waive any past default under the indenture with respect to such series and its consequences, and the holders of a majority in principal amount of all outstanding debt securities may on behalf of the holders of all debt securities waive any other past default under the indenture and its consequences, except in each case a default:

(1)	in the payment of the principal of, premium, if any, or interest on, any debt security; or

(2)	in respect of a covenant which under the indenture cannot be amended without the consent of the holder of each outstanding debt security affected.

Events of Default

An “Event of Default,” when used in the indenture, with respect to debt securities of any series, means any of the following:

(1)	failure to pay any interest on any debt security of that series when due, which failure continues for 30 days;

(2)	failure to pay the principal of or any premium on any debt security of that series when due;

(3)	failure to deposit any mandatory sinking fund payment on any debt security of that series when due, which failure continues for 30 days;

(4)	failure to perform, or a breach of, any other covenant of FMC Technologies in the indenture (other than a covenant included in the indenture for the benefit of another series), which failure or breach continues for 90 days (or, in the case of the covenant described above under “—Certain Covenants—Reports,” 120 days) after written notice from the trustee or the holders of at least 25% in principal amount of debt securities of all series having the benefit of such covenant;

(5)	FMC Technologies, pursuant to or within the meaning of any bankruptcy, insolvency, reorganization or other similar law, (i) commences a voluntary case, (ii) consents to the entry of any order for relief against it in an involuntary case, (iii) consents to the appointment of a custodian or similar official of it or for any substantial part of its property, or (iv) makes an assignment for the benefit of its creditors, or FMC Technologies admits its inability to pay its debts generally as they come due or takes any corporate action in furtherance of any of the actions referred to above in this clause (5);

(6)	a court of competent jurisdiction enters an order or decree under any bankruptcy, insolvency, reorganization or other similar law that (i) is for relief against FMC Technologies in an involuntary case, (ii) appoints a custodian or similar official of FMC Technologies or for any substantial part of its property or adjudges FMC Technologies insolvent, or (iii) orders the winding up or liquidation of FMC Technologies; and the order or decree remains unstayed and in effect for 60 consecutive days; or

(7)	any other event of default as may be specified in the supplemental indenture with respect to debt securities of that series.

An event of default for a particular series of debt securities does not necessarily constitute an event of default for any other series of debt securities issued under the indenture. The trustee may withhold notice to the holders of debt securities of any default (except in the payment of principal, interest or any premium) if it considers the withholding of notice to be in the interests of the holders.

If an event of default for any series of debt securities issued under the indenture occurs and continues, the trustee or the holders of not less than 25% in aggregate principal amount of (i) the series affected by such default (in the case of a default described in clause (1), (2), (3) or (7) above) or (ii) all series of debt securities affected by such default (in the case of a default described under clause (4) above) may declare the unpaid principal of, together with any accrued but unpaid premium or interest on, all the debt securities of that series to be due and payable immediately. If this happens, subject to certain conditions, the holders of a majority in principal amount of the debt securities of that series (or of all series, as the case may be) can void the declaration.

Notwithstanding the foregoing, if an event of default specified in clause (5) or (6) above occurs and is continuing, then all unpaid principal of, together with any accrued but unpaid premium or interest on, all debt securities outstanding under the indenture will automatically become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder.

Other than its duties in case of a default, a trustee is not obligated to exercise any of its rights, security or powers under any indenture at the request, order or direction of any holders, unless the holders offer the trustee indemnity reasonably satisfactory to the trustee.

Subject to certain limitations, the holders of a majority in principal amount outstanding of any series of debt securities may direct the time, method and place of conducting any proceeding or any remedy available to the trustee, or exercising any power conferred upon the trustee, relating to an event of default described in clause (1), (2), (3) or (7) above respecting such series of debt securities, and the holders of a majority in principal amount of all outstanding debt securities may do the same in relation to any other event of default.

Concerning the Trustee

U.S. Bank National Association is the trustee under the indenture. Such bank is a lender under our credit facility.

The indenture contains certain limitations on the right of the trustee, should it become our creditor, to obtain payment of claims in certain cases, or to realize for its own account on certain property received in respect of any such claim as security or otherwise. The trustee is permitted to engage in certain other transactions with us. However, if it acquires any conflicting interest within the meaning of the Trust Indenture Act of 1939 after an event of default has occurred and is continuing, it must eliminate the conflict, apply to the SEC for permission to continue as trustee or resign as trustee.

If an event of default occurs and is continuing, the trustee must exercise such of the rights and powers vested in it by the indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

Governing Law

The indenture and the debt securities are governed by, and will be construed in accordance with, the laws of the State of New York.

LEGAL MATTERS

The validity of the securities in respect of which this prospectus is being delivered will be passed on for us by Vinson & Elkins L.L.P, Houston, Texas. Legal counsel to any underwriters may pass upon legal matters for such underwriters.

EXPERTS

The consolidated financial statements of FMC Technologies, Inc. and its subsidiaries as of December 31, 2011 and 2010 and for each of the years in the three-year period ended December 31, 2011, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2011, have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution

The following table sets forth the estimated expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby, all of which are payable by us:

Securities and Exchange Commission registration fee	$	*
Legal fees and expenses		**
Trustee fees and expenses		**
Accountant’s fees and expenses		**
Rating agency fees		**
Printing fees		**
Miscellaneous		**

Total	$	**

*	Deferred in reliance upon Rules 456(b) and 457(r) under the Securities Act of 1933 (the “Securities Act”).
**	These fees cannot be estimated at this time because they will depend on the amounts of securities offered.

ITEM 15.	Indemnification of Directors and Officers

We are incorporated under the laws of the State of Delaware.

Section 145 of the Delaware General Corporation Law (the “DGCL”) permits a corporation to indemnify any person who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding.

In a suit brought to obtain a judgment in the corporation’s favor, whether by the corporation itself or derivatively by a stockholder, the corporation may only indemnify for expenses, including attorney’s fees, actually and reasonably incurred in connection with the defense or settlement of the case, and the corporation may not indemnify for amounts paid in satisfaction of a judgment or in settlement of the claim. In any such action, no indemnification may be paid in respect of any claim, issue or matter as to which such persons shall have been adjudged liable to the corporation except as otherwise approved by the Delaware Court of Chancery or the court in which the claim was brought. In any other type of proceeding, the indemnification may extend to judgments, fines and amounts paid in settlement, actually and reasonably incurred in connection with such other proceedings, as well as to expenses (including attorneys’ fees).

The statute does not permit indemnification unless the person seeking indemnification has acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, in the case of criminal actions or proceedings, the person had no reasonable cause to believe his conduct was unlawful. There are additional limitations applicable to criminal actions and to actions brought by or in the name of the corporation. The determination as to whether a person seeking indemnification has met the required standard of conduct is to be made, with respect to a person who is a director or officer at the time of such determination, (i) by a majority vote of directors who are not parties to such action, suit or proceeding, even though less than a quorum, (ii) by a committee of such directors designated by majority vote of such directors, (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (iv) by the stockholders.

Our amended and restated by-laws and amended and restated certificate of incorporation, as amended, each provide that we must indemnify and hold harmless to the fullest extent authorized by the DGCL each person who was or is made a party or is threatened to be made a party to or is involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she or a person of whom he or she is the legal representative is or was one of our directors or officers or is or was serving at our request as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such proceeding is alleged action in an official capacity as a director, officer, employee or agent or in any other capacity while serving as a director, officer, employee or agent. Such indemnification continues as to a person who has ceased to be a director, officer, employee or agent and inures to the benefit of his or her heirs, executors and administrators. We have entered into indemnification agreements with each of our directors and executive officers and certain other designated officers pursuant to which we have agreed to indemnify, and advance expenses to, each indemnitee to the fullest extent permitted by Delaware law.

Section 102(b)(7) of the DGCL (“Section 102(b)”) authorizes corporations to limit or to eliminate the personal liability of directors to corporations or their stockholders for monetary damages for breach of directors’ fiduciary duty of care. Although Section 102(b) does not change directors’ duty of care, it enables corporations to limit available relief to equitable remedies such as injunction or rescission. Our amended and restated certificate of incorporation, as amended, limits the liability of our directors to us or our stockholders to the fullest extent permitted by Section 102(b). Specifically, our directors will not be personally liable for monetary damages for breach of a director’s fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock purchases or redemptions as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. In the view of the SEC, the limitation of monetary liability pursuant to state law does not apply to liabilities under the federal securities laws.

As permitted by our amended and restated by-laws and amended and restated certificate of incorporation, as amended, we have purchased and maintain insurance on behalf of our directors and officers to cover, subject to certain exceptions, any liability asserted against them and incurred by them in such capacities or arising out of their status as such.

The above discussion of the DGCL and our amended and restated by-laws and amended and restated certificate of incorporation, as amended, is not intended to be exhaustive and is respectively qualified in its entirety by the provisions of the DGCL and our amended and restated by-laws and amended and restated certificate of incorporation, as amended.

ITEM 16.	Exhibits and Financial Statement Schedules

(a) Exhibits. The following documents are filed as exhibits to this registration statement:

Exhibit Number	Exhibit Title

1.1**	Form of Underwriting Agreement.

4.1*	Form of Indenture.

4.2**	Form of Debt Securities.

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

12.1*	Computation of Ratio of Earnings to Fixed Charges.

23.1*	Consent of KPMG LLP.

Exhibit Number	Exhibit Title

23.2*	Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 to this registration statement).

24.1*	Powers of Attorney (included on the signature page to this registration statement).

25.1*	Form T-1 Statement of Eligibility of the Trustee.

*	Filed herewith.
**	To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated by reference herein.

ITEM 17.	Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)	To include any prospectus required by section 10(a)(3) of the Securities Act;

(b)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs 1(a), 1(b) and 1(c) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act to any purchaser:

(a)	Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(b)	Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.	That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(a)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(b)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(c)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(d)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.	That, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.	Insofar as indemnification by the registrant for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on September 18, 2012.

FMC TECHNOLOGIES, INC.

By:	/s/ John T. Gremp
John T. Gremp
Chairman and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned hereby appoints John T. Gremp, Maryann T. Seaman and Jeffrey W. Carr, and each of them (with full power to act alone), as attorney and agents for the undersigned, with full power of substitution and resubstitution, for and in the name, place and stead of the undersigned, to sign and file with the Securities and Exchange Commission under the Securities Act of 1933 any and all amendments and exhibits to this registration statement, including post-effective amendments and supplements, whether on Form S-3 or otherwise, or any additional registration statement pursuant to Rule 462 promulgated under the Securities Act of 1933, and any and all applications, instruments and other documents to be filed with the Securities and Exchange Commission or any state securities commission or other regulatory authority pertaining to the registration of the securities covered hereby, with full power and authority to do and perform any and all act and things whatsoever requisite or desirable.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ John T. Gremp John T. Gremp	Chairman and Chief Executive Officer (Principal Executive Officer)	September 18, 2012

/s/ Maryann T. Seaman Maryann T. Seaman	Senior Vice President and Chief Financial Officer (Principal Financial Officer)	September 18, 2012

/s/ Jay A. Nutt Jay A. Nutt	Vice President and Controller (Principal Accounting Officer)	September 18, 2012

/s/ Mike R. Bowlin Mike R. Bowlin	Director	September 18, 2012

/s/ Philip J. Burguieres Philip J. Burguieres	Director	September 18, 2012

/s/ Eleazar De Carvalho Filho Eleazar De Carvalho Filho	Director	September 18, 2012

/s/ C. Maury Devine C. Maury Devine	Director	September 18, 2012

/s/ Dr. Thorleif Enger Dr. Thorleif Enger	Director	September 18, 2012

/s/ Claire S. Farley Claire S. Farley	Director	September 18, 2012

/s/ Thomas M. Hamilton Thomas M. Hamilton	Director	September 18, 2012

/s/ Edward J. Mooney Edward J. Mooney	Director	September 18, 2012

/s/ Joseph H. Netherland Joseph H. Netherland	Director	September 18, 2012

/s/ Richard A. Pattarozzi Richard A. Pattarozzi	Director	September 18, 2012

/s/ James M. Ringler James M. Ringler	Director	September 18, 2012

EXHIBIT INDEX

Exhibit Number	Exhibit Title

1.1**	Form of Underwriting Agreement.

4.1*	Form of Indenture.

4.2**	Form of Debt Securities.

5.1*	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities being registered.

12.1*	Computation of Ratio of Earnings to Fixed Charges.

23.1*	Consent of KPMG LLP.

23.2*	Consent of Vinson & Elkins L.L.P. (included in the opinion filed as Exhibit 5.1 to this registration statement).

24.1*	Powers of Attorney (included on the signature page to this registration statement).

25.1*	Form T-1 Statement of Eligibility of the Trustee.

*	Filed herewith.
**	To be filed, if necessary, by amendment or as an exhibit to a document to be incorporated by reference herein.